Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8800 Contact: Roland O. Burns Sr. Vice President and Chief Financial Officer Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
SECOND QUARTER 2007 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, August 6, 2007– Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter and six months ended June 30, 2007.

Financial Results for the Three Months and Six Months Ended June 30, 2007

Comstock reported net income of $18.2 million or 41¢ per diluted share for the three months ended June 30, 2007 as compared to 2006's second quarter net income of $15.6 million or 35¢ per diluted share.  The 2006 results include a $1.3 million gain on derivative financial instruments.  Without this gain Comstock would have had net income of $14.7 million or 34¢ per diluted share.  The second quarter results continue to reflect the success that the Company's onshore drilling program and offshore activities have had in growing production.  Comstock's production in the second quarter of 2007 increased 32% to 21.4 billion cubic feet equivalent of natural gas ("Bcfe") as compared to production of 16.3 Bcfe in the second quarter of 2006.  Onshore production has increased 20% and offshore production was up 47% from the second quarter of 2006.  The second quarter average daily production rate of 236 million cubic feet of natural gas equivalent ("Mmcfe") also has increased 6% from the first quarter 2007 production rate of 223 Mmcfe per day.  Natural gas prices also improved from the second quarter of 2006.  The Company's realized natural gas price averaged $7.60 per Mcf in 2007's second quarter, 12% higher than the $6.77 per Mcf in 2006's second quarter.  Realized oil prices in the second quarter of 2007 averaged $62.42 per barrel, 4% lower than the $64.90 per barrel for 2006.  The substantial production gains caused second quarter 2007's oil and gas sales to increase 40% to $174.2 million from 2006's second quarter sales of $124.2 million.  Operating cash flow (before changes in working capital accounts) generated by Comstock in 2007's second quarter of $127.2 million was 46% higher than 2006's second quarter cash flow of $87.0 million.  EBITDAX or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses also increased 47% to $140.7 million in 2007's second quarter, from 2006's second quarter EBITDAX of $95.9 million.

Comstock reported net income of $30.8 million or 69¢ per diluted share for the six months ended June 30, 2007 as compared to 2006's net income of $45.2 million or $1.03 per diluted share.  The 2006 results include a $10.1 million unrealized gain on derivative financial instruments.  Without this gain, Comstock would have had net income of $38.6 million or 88¢ per diluted share.

Financial results for the first six months of 2007 also reflect the Company's strong production growth.  Comstock's production in the first six months of 2007 increased 30% to 41.5 Bcfe as compared to production of 32.0 Bcfe in the first six months of 2006.  Onshore production has increased 18% and offshore production was up 45% from the first six months of 2006.  The production gains for the first half of 2007 were offset in part by lower oil and natural gas prices.  The Company's realized natural gas price averaged $7.25 per Mcf in 2007's first six months, 2% lower than the $7.40 per Mcf in 2006's first six months.  Realized oil prices in the first six months of 2007 averaged $58.46 per barrel, 5% lower than the $61.52 per barrel for 2006.  Oil and gas sales of $320.2 million for the first six months of 2007 increased 25% from 2006's first six months sales of $255.9 million.  Operating cash flow (before changes in working capital accounts) generated by Comstock in 2007's first six months of $227.7 million increased 28% from 2006's first six months cash flow of $178.5 million.  EBITDAX or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses was $254.7 million in 2007's first six months, a 30% increase from 2006's first six months EBITDAX of $195.9 million.

Six Months 2007 Drilling Results

Comstock also announced the results to date of its 2007 drilling program.  In the first six months of 2007 Comstock drilled 97 wells (77.3 net).  Eighty-five of the wells drilled were successful and twelve were dry holes.

Onshore, Comstock drilled 83 (66.5 net) development wells in the first six months of 2007 with 81 (64.8 net) being successful.  Only one (0.6 net) of the three (2.6 net) exploratory wells were successful.  Comstock drilled 66 successful wells (53.3 net) in its East Texas and North Louisiana region which have been tested at an average per well initial production rate of 1.3 Mmcfe per day.  At June 30, 2007 Comstock had three additional wells in this region that were being drilled which are part of Comstock's 120 well drilling program planned in this region for 2007.  Production in this region has increased 34% in the first six months of 2007 as compared to the first half of 2006 as a result of this drilling program.  Comstock plans to drill its first horizontal Cotton Valley well in the third quarter.  The Bell #11A-H well will be drilled in the Waskom field in Harrison County, Texas and is expected to cost $6.3 million.  Comstock will have a 69% working interest in the well.  If successful, Comstock plans to incorporate additional horizontal wells in its development drilling activity in this region.

In South Texas, Comstock drilled nine successful wells (6.4 net) during the first six months of 2007, which had an average per well initial production rate of 6.5 Mmcfe per day.  Three of the wells were in the Las Hermanitas field in Duval County, Texas, three were in the Javelina Field in Hidalgo County, two were in the Company's Ball Ranch field and one was in the Tom East field.  Comstock's latest well drilled in its Las Hermanitas field in Duval County in South Texas, the Shovlin-Vehle #2, is currently producing 7.5 Mmcfe per day from a lower sand completion.  Comstock also drilled the Reithmeyer #3 in the Javelina field in Hidalgo County in South Texas which is currently producing 7.4 Mmcfe from its two stage completion.  Comstock had three rigs drilling in this region on June 30, 2007.

Comstock drilled eight wells (7.3 net) in its Laurel and Maxie fields in Mississippi during the first six months of 2007, six of which were successful.  Five of these wells were tested at an average per well initial production rate of 183 barrels of oil per day and one well tested at 1.5 Mmcf of natural gas per day.  Comstock had one rig drilling in the Laurel field at the end of June.  The first two exploratory wells drilled to test the Company's Pine Hollow prospect in Mississippi were unsuccessful.

Comstock's offshore operations are conducted by its 49% owned subsidiary, Bois d'Arc Energy, Inc. (NYSE: BDE) ("Bois d'Arc").  During the first six months of 2007, Bois d'Arc has drilled six exploratory wells, 3.8 net to Bois d'Arc's interest and five development wells (4.4 net).  One of these exploratory wells (0.8 net) and two development wells (2.0 net) were successful.  During the second quarter of 2007, Bois d'Arc participated in three unsuccessful exploratory wells (two wells, net to its interest).  Bois d'Arc's OCS-G 27166 #1 well at South Pelto block 7 to test the "Dog Bone" prospect was unsuccessful as was the OCS-G 23903 #1 well at Ship Shoal block 163.  Bois d'Arc also participated in another operator's deepwater exploratory prospect in the second quarter but has elected not to participate in the well's completion.  Bois d'Arc is currently drilling the OCS-G-0063 #8ST1 at Ship Shoal block 93 to test its "Walleye" prospect.  Bois d'Arc plans to drill the well to a total depth of 15,000 feet and is currently setting protective pipe in the well below 13,000 feet.  Five prospective reservoirs have been encountered so far and the well looks to be successful.  Bois d'Arc is also drilling its ultra deep "Butch Cassidy" prospect, which is now drilling below 15,000 feet.

During the second quarter Comstock completed an acquisition of additional working interests in the Javelina field in Hildalgo County in South Texas for $32.0 million.  Comstock estimates that the additional interests acquired have proved reserves of approximately 10.6 billion cubic feet ("Bcf") of natural gas.  In addition to the proved reserves, Comstock estimates that the properties being acquired have additional probable and possible reserves of 8.1 Bcf.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is a growing independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas, Louisiana and the Gulf of Mexico.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
CONSOLIDATED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Oil and gas sales	$174,206	$124,178	$320,235	$255,902
Operating expenses:
Oil and gas operating	30,180	25,021	57,263	51,316
Exploration	19,866	3,718	30,999	8,593
Depreciation, depletion and amortization	59,760	33,063	116,467	63,748
Impairment	—	8,780	—	8,780
General and administrative	8,162	7,233	17,864	15,368

Total operating expenses	117,968	77,815	222,593	147,805

Income from operations	56,238	46,363	97,642	108,097
Other income (expenses):
Interest income	335	229	631	466
Other income	221	375	351	429
Interest expense	(10,206)	(6,106)	(18,655)	(11,589)
Gain on derivatives	—	1,303	—	9,428

Total other income (expenses)	(9,650)	(4,199)	(17,673)	(1,266)

Income before income taxes and minority interest	46,588	42,164	79,969	106,831
Provision for income taxes	(19,561)	(18,886)	(34,385)	(45,185)
Minority interest in earnings of Bois d'Arc Energy	(8,810)	(7,695)	(14,809)	(16,429)

Net income	$18,217	$15,583	$30,775	$45,217

Net income per share:
Basic	$0.42	$0.37	$0.71	$1.07
Diluted	$0.41	$0.35	$0.69	$1.03

Weighted average common and common stock equivalent shares outstanding:
Basic	43,374	42,077	43,369	42,070
Diluted	44,361	43,521	44,300	43,481

COMSTOCK RESOURCES, INC.
CONSOLIDATED OPERATING RESULTS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Cash flow from operations:
Net cash provided by operating activities	$148,807	$90,525	$227,553	$176,064
Excess tax benefit from stock-based compensation	434	725	600	922
Increase (decrease) in accounts receivable	10,539	545	15,413	(13,140)
Decrease in other current assets	1,327	5,461	2,564	949
Decrease (increase) in accounts payable
and accrued expenses	(33,910)	(10,287)	(18,389)	13,666
Cash flow from operations	$127,197	$86,969	$227,741	$178,461

EBITDAX:
Net income	$18,217	$15,583	$30,775	$45,217
Interest expense	10,206	6,106	18,655	11,589
Income tax expense	19,561	18,886	34,385	45,185
Depreciation, depletion and amortization	59,760	33,063	116,467	63,748
Impairment	—	8,780	—	8,780
Minority interest in earnings of Bois d'Arc Energy	8,810	7,695	14,809	16,429
Stock-based compensation	4,318	3,348	8,630	6,492
Exploration expense	19,866	3,718	30,999	8,593
Unrealized gain on derivatives	—	(1,303)	—	(10,131)
EBITDAX	$140,738	$95,876	$254,720	$195,902

	As of June 30,
	2007	2006

Balance Sheet Data:
Cash and cash equivalents	$48,882	$8,031
Other current assets	110,604	84,142
Property and equipment, net	1,957,176	1,499,871
Other	4,979	5,043
Total assets	$2,121,641	$1,597,087

Current liabilities	$170,290	$124,282
Long-term debt	594,000	333,000
Deferred income taxes	339,554	277,727
Asset retirement obligation	59,605	41,345
Minority interest in Bois d'Arc Energy	238,855	186,520
Stockholders' equity	719,337	634,213
Total liabilities and stockholders' equity	$2,121,641	$1,597,087

COMSTOCK RESOURCES, INC.
CONSOLIDATED OPERATING RESULTS
($ In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2007			For the Three Months Ended June 30, 2006
	Onshore(1)	Bois d'Arc Energy	Total	Onshore(1)	Bois d'Arc Energy	Total
Oil production (thousand barrels)	255	417	672	237	345	582
Gas production (million cubic feet – Mmcf)	9,215	8,194	17,409	7,549	5,218	12,767
Total production (Mmcfe)	10,746	10,696	21,442	8,969	7,290	16,259

Oil sales	$14,311	$27,638	$41,949	$13,847	$23,943	$37,790
Gas sales	68,849	63,408	132,257	50,724	35,664	86,388
Total oil and gas sales	$83,160	$91,046	$174,206	$64,571	$59,607	$124,178

Average oil price (per barrel)	$56.10	$66.28	$62.42	$58.47	$69.31	$64.90
Average gas price (per thousand cubic feet – Mcf)	$7.47	$7.74	$7.60	$6.72	$6.84	$6.77
Average price (per Mcf equivalent)	$7.74	$8.51	$8.12	$7.20	$8.18	$7.64
Lifting cost	$17,624	$12,556	$30,180	$13,200	$11,821	$25,021
Lifting cost (per Mcf equivalent)	$1.64	$1.17	$1.41	$1.47	$1.62	$1.54
Oil and Gas Capital Expenditures	$117,884	$59,411	$177,295	$43,125	$67,841	$110,966

	For the Six Months Ended June 30, 2007			For the Six Months Ended June 30, 2006
	Onshore(1)	Bois d'Arc Energy	Total	Onshore(1)	Bois d'Arc Energy	Total
Oil production (thousand barrels)	506	785	1,291	465	663	1,128
Gas production (million cubic feet – Mmcf)	17,850	15,895	33,745	14,918	10,282	25,200
Total production (Mmcfe)	20,886	20,605	41,491	17,709	14,259	31,968

Oil sales	$26,365	$49,106	$75,471	$26,112	$43,280	$69,392
Gas sales	126,642	118,122	244,764	108,350	78,160	186,510
Total oil and gas sales	$153,007	$167,228	$320,235	$134,462	$121,440	$255,902

Average oil price (per barrel)	$52.10	$62.55	$58.46	$56.12	$65.31	$61.52
Average gas price (per thousand cubic feet – Mcf)	$7.09	$7.43	$7.25	$7.26	$7.60	$7.40
Average price (per Mcf equivalent)	$7.33	$8.12	$7.72	$7.59	$8.52	$8.01
Lifting cost	$31,679	$25,584	$57,263	$27,055	$24,261	$51,316
Lifting cost (per Mcf equivalent)	$1.52	$1.24	$1.38	$1.53	$1.70	$1.61
Oil and Gas Capital Expenditures	$202,135	$122,164	$324,299	$92,282	$114,298	$206,580

(1) Includes the onshore results of operations of Comstock Resources, Inc.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
($ In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2007					For the Three Months Ended June 30, 2006
	East Texas/					East Texas/
	North	South		Total		North	South		Total
	Louisiana	Texas	Other	Onshore		Louisiana	Texas	Other	Onshore
Oil production (thousand barrels)	39	54	162	255		31	57	149	237
Gas production (million cubic feet – Mmcf)	6,072	2,423	720	9,215		4,325	2,378	846	7,549
Total production (Mmcfe)	6,305	2,744	1,697	10,746		4,513	2,721	1,735	8,969

Oil sales	$2,398	$3,343	$8,570	$14,311		$1,991	$3,813	$8,043	$13,847
Gas sales	44,490	19,290	5,069	68,849		28,299	17,592	4,833	50,724
Total oil and gas sales	$46,888	$22,633	$13,639	$83,160		$30,290	$21,405	$12,876	$64,571

Average oil price (per barrel)	$61.49	$61.91	$52.90	$56.10		$64.23	$66.89	$53.98	$58.47
Average gas price (per thousand cubic feet – Mcf)	$7.33	$7.96	$7.04	$7.47		$6.54	$7.40	$5.71	$6.72
Average price (per Mcf equivalent)	$7.44	$8.25	$8.04	$7.74		$6.71	$7.87	$7.42	$7.20
Lifting cost(1)	$8,311	$4,462	$4,851	$17,624	(1)	$5,735	$3,684	$3,781	$13,200	(1)
Lifting cost (per Mcf equivalent)	$1.32	$1.63	$2.86	$1.64		$1.27	$1.35	$2.18	$1.47

Oil and Gas Capital Expenditures:
Acquisitions	$—	$31,892	$—	$31,892		$912	$—	$—	$912
Leasehold costs	137	621	442	1,200		47	95	467	609
Exploratory drilling	—	3,133	1,759	4,892		—	—	—	—
Development drilling	56,387	15,810	5,932	78,129		30,296	2,541	5,471	38,308
Other development	772	503	496	1,771		1,530	532	1,234	3,296
Total	$57,296	$51,959	$8,629	$117,884		$32,785	$3,168	$7,172	$43,125

(1) Includes production taxes of $3,943 and $2,847 for the three months ended June 30, 2007 and 2006, respectively.

	For the Six Months Ended June 30, 2007					For the Six Months Ended June 30, 2006
	East Texas/					East Texas/
	North	South		Total		North	South		Total
	Louisiana	Texas	Other	Onshore		Louisiana	Texas	Other	Onshore
Oil production (thousand barrels)	85	107	314	506		60	113	292	465
Gas production (million cubic feet – Mmcf)	11,453	5,000	1,397	17,850		8,568	4,663	1,687	14,918
Total production (Mmcfe)	11,962	5,640	3,284	20,886		8,930	5,344	3,435	17,709

Oil sales	$4,890	$6,301	$15,174	$26,365		$3,731	$7,287	$15,094	$26,112
Gas sales	79,991	37,391	9,260	126,642		61,065	35,790	11,495	108,350
Total oil and gas sales	$84,881	$43,692	$24,434	$153,007		$64,796	$43,077	$26,589	$134,462

Average oil price (per barrel)	$57.53	$58.89	$48.32	$52.10		$62.18	$64.49	$51.69	$56.12
Average gas price (per thousand cubic feet – Mcf)	$6.98	$7.48	$6.63	$7.09		$7.13	$7.68	$6.81	$7.26
Average price (per Mcf equivalent)	$7.10	$7.75	$7.44	$7.33		$7.26	$8.06	$7.74	$7.59
Lifting cost(2)	$14,995	$7,784	$8,900	$31,679	(2)	$11,661	7,333	$8,061	$27,055	(2)
Lifting cost (per Mcf equivalent)	$1.25	$1.38	$2.71	$1.52		$1.31	$1.37	$2.35	$1.53

Oil and Gas Capital Expenditures:
Acquisitions	$—	$31,965	$—	$31,965		$912	$—	$—	$912
Leasehold costs	535	1,364	2,842	4,741		234	185	1,134	1,553
Exploratory drilling	—	5,388	2,201	7,589		—	75	—	75
Development drilling	111,094	27,487	15,941	154,522		52,459	5,607	19,756	77,822
Other development	1,014	986	1,318	3,318		8,171	643	3,106	11,920
Total	$112,643	$67,190	$22,302	$202,135		$61,776	$6,510	$23,996	$92,282

(2) Includes production taxes of $6,502 and $6,306 for the six months ended June 30, 2007 and 2006, respectively.